RIGHTS CERTIFICATE No.: ________________	NUMBER OF RIGHTS: ______________

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN XFONE'S PROSPECTUS
DATED _____ __, 2011 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM INSTITUTIONAL MARKETING SERVICES ("IMS"), THE INFORMATION AGENT.

XFONE, INC.
Incorporated under the laws of the State of Nevada

NON-TRANSFERABLE, NON-TRADABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable, Non-Tradable Subscription Rights to Purchase Shares of Common Stock of Xfone, Inc.
Subscription Price: $0.30 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME (MIDNIGHT ISRAEL TIME),
ON _______ __, 2011

    REGISTERED
    OWNER: _____________________________________________________________

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable, non-tradable subscription rights (“Rights”) set forth above. Each Right entitles the holder thereof to subscribe for and purchase one (1) share of common stock, par value $0.001 per share, of Xfone, Inc. a Nevada corporation, at a subscription price of $0.30 per  share  (the  “Basic  Subscription  Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Xfone, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate.  If any shares of common stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any Rights holder that exercises his/her/its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration and limitation, as described in the Prospectus (the “Oversubscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and the other appropriate forms on the reverse side hereof and by returning the full payment of the Subscription Price for each share of common stock in accordance with the “Instructions as to Use of Xfone, Inc. Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the U.S. Subscription Agent and registered by the registrar.

Witness the seal of Sample Corporation and the signatures of its duly authorized officers.

Dated:__________, 2011

____________________________________________ Guy Nissenson President, Chief Executive Officer and Director	____________________________________________ Alon Reisser Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

The Subscription Rights Certificate and payment of the Subscription Price must be delivered to the U.S. Subscription Agent, prior to the Expiration Date, by hand, mail or overnight courier to the following address:

Attn: Mr. Mark Knight
Transfer Online, Inc.
512 SE Salmon Street
Portland, OR 97214, USA
(503) 227-2950
If your shares of common stock are registered on our shareholder register maintained by Transfer Online, Inc. and you reside in Israel, you may, at your option, deliver your Subscription Rights Certificate and payment of the Subscription Price in immediately available funds to the Company by hand, mail or overnight courier to the following address:
Attn: Adv. Alon Reisser
Xfone, Inc.
11 Rabbi Akiva Street
Modi'in Illit, 71919, Israel
08-6229582

Delivery other than in the manner or to the addresses listed above will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1 - EXERCISE OF SUBSCRIPTION RIGHTS	FORM 2 - DELIVERY TO DIFFERENT ADDRESS
To subscribe for shares pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) and sign under Form 3 below.  To subscribe for shares pursuant to your Oversubscription Privilege, please also complete line (b) and sign under Form 3 below.  To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Privilege or the Oversubscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Privilege and/or Oversubscription Privilege, as applicable.

If you wish for the shares of common stock underlying your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for ______________ shares x $0.30 = $_______________ (no. of new shares) (subscription price) (amount enclosed)

(b) EXERCISE OF OVERSUBSCRIPTION PRIVILEGE	FORM 3 - SIGNATURE

If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares pursuant to your Oversubscription Privilege:
TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated hereon on the terms and conditions specified in the Prospectus.

Signature(s): ______________________________________________________

I apply for ______________ shares x $0.30 = $_______________ (no. of new shares) (subscription price) (amount enclosed)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

(c) Total Amount of Payment Enclosed = $__________________
FORM 4 - SIGNATURE GUARANTEE

METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft drawn on a U.S. bank or postal telegraphic or express, payable in U.S. dollars to “Transfer Online, Inc. as Subscription Agent for Xfone, Inc.”	This form must be completed if you have completed any portion of Form 2.

☐	Money order payable to “Transfer Online, Inc. as Subscription Agent for Xfone, Inc.”	Signature Guaranteed: _______________________________________________ (Name of Bank or Firm)

☐	Wire transfer of immediately available funds directly to the account maintained by Transfer Online, Inc., as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering.	By: _______________________________________________ (Name of Bank or Firm)

☐
For Israeli Residents Only:
Payment of U.S. dollars or New Israeli Shekels according to the representative rate of exchange most recently published by the Bank of Israel at the time of payment by: (i) check or bank draft drawn on an Israeli bank payable to "Xfone, Inc."; (ii) Postal check payable to "Xfone, Inc."; or (iii) wire transfer of immediately available funds directly to the Company's account maintained in Israel.

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF XFONE, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT INSTITUTIONAL MARKETING SERVICES ("IMS"), THE INFORMATION AGENT, AT (203) 972-9200